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                                                                   Exhibit 99.1

                      PEDIATRIC SERVICES OF AMERICA, INC.
                     COMPLETES SALE OF PARAMEDICAL ASSETS

     NORCROSS, GA ......November 2, 1999 ........Pediatric Services of America,
Inc. (Nasdaq SmallCap: PSAI) announced today that it has completed the sale of the assets of its paramedical division to Hooper Holmes, Inc. (AMEX:HH) of Basking Ridge, New Jersey.

     PSAI President, Joseph D. Sansone, commented, "We are pleased to have completed this transaction and turn our complete attention to our core pediatric businesses. It is anticipated that the proceeds from this sale will significantly enhance our liquidity and improve the competitive position of our medical services division."

     PSAI provides comprehensive pediatric home health care services through a network of 103 branch offices in 24 states.

NOTE: Forward looking statement made in this release involve a number of risks and uncertainties, including, but not limited to changes in government regulation and health care reforms, ability to execute the Company's strategic programs, ability to improve accounts receivable collections, changing economic and market conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings.

                       FOR FURTHER INFORMATION CONTACT:
                      Pediatric Services of America, Inc.
 Joseph D. Sansone, President/CEO or James M. McNeill, Chief Financial Officer
                                 770-441-1580